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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 7, 2000 relating to the financial statements and financial statement schedule of Quixote Corporation, which appear in Quixote Corporation's Annual Report on Form 10-K for the year ended June 30, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
February 23, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS